Read This First

            Office of Thrift Supervision Guidance for Accountholders


     Your financial institution is in the process of selling stock to the public, in either a mutual-to-stock conversion or a stock issuance by a subsidiary of a mutual holding company. As an accountholder at this institution, you have certain priority subscription rights to purchase stock in the offering. These priority subscription rights are non-transferable. If you subscribe for stock, you will be asked to sign a statement that the purchase is for your own account, and that you have no agreement or understanding regarding the subsequent sale or transfer of any shares you receive.

     On occasion, unscrupulous people attempt to persuade accountholders to transfer subscription rights, or to purchase shares in the offering based on the understanding that the shares will subsequently be transferred to others. Such arrangements violate federal regulations. If you participate in these schemes, you are breaking the law and may be subject to prosecution. If someone attempts to persuade you to participate in such a scheme, please contact Office of Thrift Supervision (OTS) at (404) 888-0771. OTS is very interested in ensuring that the prohibitions on transfer of subscription rights are not violated.

     How will you know if you are being approached illegally? Typically, a fraudulent opportunist will approach you and offer to "loan" you money to purchase a significant amount of stock in the offering. In exchange for that "loan" you most likely will be asked either to transfer control of any stock purchased with that money to an account the other person controls, or sell the stock and give the majority of the profits to the other person. You may be told, untruthfully, that there is no risk to you, that the practice is common, and even if you are caught, that your legal expenses will be covered.

     On the back of this page is a list of some key concepts that you should keep in mind when considering whether to participate in a mutual-to-stock conversion or stock issuance by a mutual holding company subsidiary. If you have questions, please contact the stock information center listed elsewhere in the literature you are receiving. Alternatively, you can contact us at: ombudsman@ots.treas.gov.

What Investors Need to Know

     Key concepts for investors to bear in mind when considering whether to participate in a conversion offering, or a stock offering by a subsidiary of a mutual holding company, include the following:

     o Know the Rules By law, accountholders cannot sell or transfer their priority subscription rights, or the stock itself, prior to the completion of a financial institution's conversion. Moreover, accountholders cannot enter into agreements or arrangements to sell or transfer either their subscription rights or the underlying conversion stock.

     o "Neither a Borrower nor a Lender Be" If someone offers to lend you money so that you can participate or participate more fully in a conversion, be extremely wary. Be even more wary if the source of the money is someone you do not know. The loan agreement may make you unable to certify truthfully that you are the true holder of the subscription rights and the true purchaser of the stock and that you have no agreements regarding the sale or transfer of the stock.

     o Watch Out for Opportunists - The opportunist may tell you that he or she is a lawyer - or a consultant or a professional investor or some similarly impressive tale - who has experience with similar mutual conversion transactions. The opportunist may go to extreme lengths to assure you that the arrangement you are entering into is legitimate. They might tell you that they have done scores of these transactions and that this is simply how they work. Or they might downplay the warnings or restrictions in the prospectus or order form, telling you that "everyone" enters into such agreements or that the deal they are offering is legitimate. They may also tell you that you have no risk in the transaction. The cold, hard truth is that these are lies, and if you participate, you are breaking the law.

     o Get the Facts from the Source - If you have any questions about the securities offering, ask the savings bank or savings association for more information. If you have any doubts about a transaction proposed to you by someone else, ask the financial institution whether the proposed arrangement is proper. You may be able to find helpful resources on the institution's website or by visiting a branch office.

          The bottom line for investors is always to remember that if an opportunity sounds too good to be true, it probably is too good to be true.

                               MSB Financial Corp.

                               Logo as Applicable

                               Holding Company for

                             Millington Savings Bank





THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY MSB FINANCIAL CORP., MILLINGTON SAVINGS BANK, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

ABOUT THE STOCK OFFERING


The Board of Directors of MSB Financial Corp., the holding company for Millington Savings Bank, unanimously adopted a Plan of Stock Issuance to issue stock to certain Millington Savings Bank depositors and possibly members of the community (the "Offering").

This brochure answers some of the most frequently asked questions about the Offering and about your opportunity to invest in the common stock of MSB Financial Corp.

Investment in the common stock of MSB Financial Corp. involves certain risks. For a discussion of these risks and other factors, including a complete description of the offering, prospective investors are urged to read the accompanying prospectus, especially the discussion under the heading "Risk Factors."

WHAT EFFECT WILL THE STOCK ISSUANCE HAVE ON EXISTING DEPOSIT AND LOAN ACCOUNTS AND CUSTOMER RELATIONSHIPS?
--------------------------------------------------------------------------------
The stock issuance will have little effect on existing deposit or loan accounts and customer relationships. Deposits will continue to be federally insured by the Federal Deposit Insurance Corporation to the maximum legal limit. Interest rates and existing terms and conditions on deposit accounts will remain the same upon completion of the stock issuance. Contractual obligations of borrowers of Millington Savings Bank will not change and there will be no change in the amount, interest rate, maturity, security or any other condition relating to the respective loans of customers.

WILL MILLINGTON SAVINGS BANK DEPOSITORS BE REQUIRED TO PURCHASE STOCK IN THE OFFERING?
--------------------------------------------------------------------------------
No depositor or other person is required to purchase stock. However, certain depositors will be provided the opportunity to purchase stock consistent with the established priority of subscription rights, should they so desire. The decision to purchase stock will be exclusively that of each person. Whether an individual decides to purchase stock or not will have no impact on his or her standing as a customer of Millington Savings Bank. The stock issuance will allow certain depositors of Millington Savings Bank an opportunity to buy common stock and become stockholders of MSB Financial Corp.

WHO IS ELIGIBLE TO PURCHASE COMMON SHARES IN THE SUBSCRIPTION OFFERING?
--------------------------------------------------------------------------------
Certain past and present depositors of Millington Savings Bank are eligible to purchase common stock in the subscription offering. Specifically, depositors with $50 or more as of June 30, 2005, September 30, 2006 or October 31, 2006 are eligible to subscribe.

HOW MANY COMMON SHARES ARE BEING OFFERED AND AT WHAT PRICE?
--------------------------------------------------------------------------------
MSB Financial Corp. is offering up to 2,199,375 shares of common stock, subject to an increase of up to 2,529,281 shares, at a price of $10.00 per share through the prospectus.

HOW MANY SHARES MAY I BUY?
--------------------------------------------------------------------------------
The minimum order is 25 shares. The maximum individual purchase is 20,000 shares. No person, together with associates of, and persons acting in concert with that person, may purchase more than 25,000 shares, as further discussed in the prospectus.

WILL THE COMMON STOCK BE INSURED?
--------------------------------------------------------------------------------
No. Like any other common stock, MSB Financial Corp.'s common stock will not be insured.

HOW DO I ORDER THE COMMON STOCK?
--------------------------------------------------------------------------------
You must complete the enclosed Stock Order and Certification Form. Instructions for completing your Stock Order and Certification Form are contained in this packet. Your order must be received by 12:00 noon, Eastern Time, on December __, 2006.

HOW MAY I PAY FOR MY COMMON STOCK?
--------------------------------------------------------------------------------
First, you may pay for common stock by check or money order. Interest will be paid by Millington Savings Bank on these funds at the regular passbook savings rate from the day the funds are received until the completion or termination of the stock issuance. Second, you may authorize us to withdraw funds from your deposit account or certificate of deposit at Millington Savings Bank for the amount of funds you specify for payment. You will not have access to these funds from the day we receive your order until completion or termination of the stock issuance. There is no penalty for withdrawal from a certificate of deposit.

CAN I PURCHASE STOCK USING FUNDS IN MY MILLINGTON SAVINGS BANK IRA ACCOUNT?
--------------------------------------------------------------------------------
Federal regulations do not permit the purchase of common stock in connection with the stock issuance from your existing Millington Savings Bank IRA account. In order to utilize the funds in your Millington Savings Bank IRA account for the purchase of MSB Financial Corp. common stock, you must execute a trustee-to-trustee transfer with a self-directed IRA provider. Please contact your broker or self-directed IRA provider as soon as possible if you want to explore this option.

WILL DIVIDENDS BE PAID ON THE COMMON STOCK?
--------------------------------------------------------------------------------
The Board of Directors of MSB Financial Corp. has not yet determined what their dividend policy will be after the offering. The timing, frequency and amount (if any) of any dividends will be determined by the Board in the future.

HOW WILL THE COMMON STOCK BE TRADED?
--------------------------------------------------------------------------------
MSB Financial Corp.'s stock is expected to trade on the NASDAQ Global Market under the ticker symbol "MSBF".

ARE EXECUTIVE OFFICERS AND DIRECTORS OF MILLINGTON SAVINGS BANK PLANNING TO PURCHASE STOCK?
--------------------------------------------------------------------------------
Yes! The executive officers and directors of Millington Savings Bank plan to purchase, in the aggregate, $1,320,000 worth of stock or approximately 3.1% of the common stock offered at the midpoint of the offering range.

MUST I PAY A COMMISSION?
--------------------------------------------------------------------------------
No. You will not be charged a commission or fee on the purchase of common stock in the subscription offering.

--------------------------------------------------------------------------------


                            STOCK INFORMATION CENTER

For additional information you may visit or call our stock information center Monday through Friday from 8:30 a.m. to 3:00 p.m., located in Millington Savings Bank's office at 1902 Long Hill Road, Millington, New Jersey 07946.


                                 (877) 274-2040


--------------------------------------------------------------------------------





--------------------------------------------------------------------------------

                                    QUESTIONS

                                       AND


                                     ANSWERS


--------------------------------------------------------------------------------

[LOGO] KBW      Keefe,  Bruyette & Woods
                Specialists in Financial Services


November __, 2006



To Depositors and Friends of Millington Savings Bank
--------------------------------------------------------------------------------

Keefe, Bruyette & Woods, Inc., a member of the National Association of Securities Dealers, Inc., is assisting MSB Financial Corp., the mid-tier holding company for Millington Savings Bank, in a subscription and community offering to certain depositors of Millington Savings Bank, an employee stock ownership plan established by Millington Savings Bank, and members of the general public pursuant to the stock offering.

At the request of Millington Savings Bank, we are enclosing materials explaining this process and your options, including an opportunity to subscribe for shares of MSB Financial Corp. common stock until 12:00 Noon, Eastern Time, on December __, 2006. Please read the enclosed offering materials carefully, including the Prospectus, for a complete description of the stock offering.

If you have any questions, please visit our Stock Information Center located at 1902 Long Hill Road, Millington, New Jersey 07946, Monday through Friday from 8:30 a.m. to 3:00 p.m., or feel free to call the Stock Information Center at
(877) 274-2040.

Very truly yours,




Keefe, Bruyette & Woods, Inc.




THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, MILLINGTON SAVINGS BANK, MSB FINANCIAL CORP., MSB FINANCIAL, MHC OR ANY GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

November __, 2006


Dear Depositor:

We are pleased to announce that MSB Financial Corp., the mid-tier holding company for Millington Savings Bank, is offering common stock in a subscription offering to certain depositors of Millington Savings Bank. An employee stock ownership plan established by Millington Savings Bank may also purchase stock in the subscription offering. If shares remain available after the subscription offering, then the general public will have an opportunity to purchase shares of common stock in a community offering.

You should be aware that:

     > Your deposit accounts at Millington Savings Bank will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation.

     > The offering will not cause a change in the balance, interest rate or maturity of any deposit account or loan with Millington Savings Bank.

     > You have a right to order shares in the offering, but you are not obligated to buy any stock of MSB Financial Corp.

     > Like all stock, shares of MSB Financial Corp. common stock are not insured by the FDIC.

Enclosed is a prospectus that discusses the stock offering. We urge you to read this document carefully. If you are interested in purchasing the common stock of MSB Financial Corp., you must submit your Stock Order and Certification Form and payment prior to 12:00 Noon, Eastern Time, on December __, 2006.

If you have any questions regarding the offering, please call us at (877) 274-2040, Monday through Friday from 8:30 a.m. to 3:00 p.m., or stop by our Stock Information Center located at 1902 Long Hill Road in Millington, New Jersey.


Sincerely,



Gary T. Jolliffe
President and Chief Executive Officer


THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, MILLINGTON SAVINGS BANK, MSB FINANCIAL CORP., MSB FINANCIAL, MHC OR ANY GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

November __, 2006



Dear Friend:

We are pleased to announce that MSB Financial Corp., the mid-tier holding company for Millington Savings Bank, is offering common stock in a subscription offering to certain current and former depositors of Millington Savings Bank. An employee stock ownership plan established by Millington Savings Bank may also purchase stock in the subscription offering. If shares remain available after the subscription offering, then the general public will have an opportunity to purchase shares of common stock in a community offering.

You should be aware that:

     > As a former depositor, you have a right to order shares in the offering, but you are not obligated to buy any stock of MSB Financial Corp.

     > Like all stock, shares of MSB Financial Corp. common stock are not insured by the FDIC.

Enclosed is a prospectus that discusses the stock offering. We urge you to read this document carefully. If you are interested in purchasing the common stock of MSB Financial Corp., you must submit your Stock Order and Certification Form and payment prior to 12:00 Noon, Eastern Time, on December __, 2006.

If you have any questions regarding the offering, please call us at (877) 274-2040, Monday through Friday from 8:30 a.m. to 3:00 p.m., or stop by our Stock Information Center located at 1902 Long Hill Road in Millington, New Jersey.

Sincerely,



Gary T. Jolliffe
President and Chief Executive Officer


THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, MILLINGTON SAVINGS BANK, MSB FINANCIAL CORP., MSB FINANCIAL, MHC OR ANY GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

November __, 2006

Dear Prospective Investor:

We are pleased to announce that MSB Financial Corp., the mid-tier holding company for Millington Savings Bank, is offering common stock in a subscription offering to certain current and former depositors of Millington Savings Bank. An employee stock ownership plan established by Millington Savings Bank may also purchase stock in the subscription offering. If shares remain available after the subscription offering, then the general public will have an opportunity to purchase shares of common stock in a community offering.

You should be aware that, like all stock, shares of MSB Financial Corp. common stock are not insured by the FDIC.

Enclosed is a prospectus that discusses the stock offering. We urge you to read this document carefully. If you are interested in purchasing the common stock of MSB Financial Corp., you must submit your Stock Order and Certification Form and payment prior to 12:00 Noon, Eastern Time, on December __, 2006.

If you have any questions regarding the offering, please call us at (877) 274-2040, Monday through Friday from 8:30 a.m. to 3:00 p.m., or stop by our Stock Information Center located at 1902 Long Hill Road in Millington, New Jersey.

Sincerely,



Gary T. Jolliffe
President and Chief Executive Officer



THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, MILLINGTON SAVINGS BANK, MSB FINANCIAL CORP., MSB FINANCIAL, MHC OR ANY GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.